UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2023, Samsara Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Andy McCall pursuant to which Mr. McCall will provide advisory services to the Company following his previously disclosed resignation from his position as Chief Revenue Officer of the Company, effective July 30, 2023. Under the Consulting Agreement, Mr. McCall will serve as an advisor to the Company from July 30, 2023 through the end of the calendar year. The Consulting Agreement provides for continued vesting of Mr. McCall’s outstanding equity awards, subject to his continued service as an advisor, and does not provide for any accelerated vesting or additional compensation.
The foregoing description of the Consulting Agreement is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which will be filed as an exhibit to a subsequent periodic report filed with the United States Securities and Exchange Commission (“SEC”).
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 29, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on the following three proposals, which are described in more detail in the Company’s definitive proxy statement filed with the SEC on May 18, 2023 (the “Proxy Statement”):
(1)to elect eight directors to the Board of Directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified;
(2)to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors for the fiscal year ending February 3, 2024; and
(3)to vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers.
Proposal 1 – Election of Directors.
Each of the following nominees was elected to serve as a director and to hold office until the Company’s next annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or until such director’s earlier death, resignation, or removal, based on the following results of voting:

	For	Withhold	Broker Non-Votes
Sanjit Biswas	3,542,482,983	1,837,599	16,617,423
John Bicket	3,543,889,124	431,458	16,617,423
Marc Andreessen	3,543,597,605	722,977	16,617,423
Sue Bostrom	3,543,049,094	1,271,488	16,617,423
Jonathan Chadwick	3,530,201,163	14,119,419	16,617,423
Ann Livermore	3,543,050,581	1,270,001	16,617,423
Hemant Taneja	3,530,922,368	13,398,214	16,617,423
Sue Wagner	3,521,881,576	22,439,006	16,617,423
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm.
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024 was ratified based on the following results of voting:

For	Against	Abstain
3,560,533,551	16,027	388,427

Proposal 3 – Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Our Named Executive Officers.
The vote to hold future stockholder advisory votes on the compensation of our named executive officers every “one year” was ratified based on the following results of voting:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
3,542,844,725	608,622	767,372	99,863	16,617,423
The Company has considered the stockholder vote regarding the frequency of stockholder advisory votes on the compensation of our named executive officers and determined that it will hold an advisory vote on its named executive officer compensation annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: June 30, 2023	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary